UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchangeon which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2021, the Board of Directors (the “Board”) of GT Biopharma, Inc., a Delaware corporation (the “Company”), approved the appointment of Michael Breen and Rajesh Shrotriya to each serve as directors of the Company. Mr. Breen will chair the Audit Committee and be a member of the Nominating Committee. Dr. Shrotriya will be a member of the Audit Committee and the Nominating Committee.

Mr. Michael Breen

Mr. Breen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Breen will receive an annual stipend of $20,000.00 for director compensation, which includes all fees as part of being a member of the Nominating Committee and the chairman of the Audit Committee. The Company will also grant a stock award of shares of common stock of the Company equal to 1.00% of the number of fully diluted shares of common stock of the Company, calculated on the fully diluted equity of the Company upon the Company’s completion of a NASDAQ qualifying capital raise of $15,000,000.00.

Dr. Rajesh Shrotriya

Dr. Shrotriya has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Dr. Shrotriya will receive an annual stipend of $20,000.00 for director compensation, an additional $5,000.00 annually as a member of the Audit committee and reimbursement of all reasonable expenses for his service of his duties on the Board. The Company will also grant a stock award of shares of common stock of the Company equal to 1.00% of the number of fully diluted shares of common stock of the Company, calculated on the fully diluted equity of the Company upon the Company’s national exchange financing date.

Mr. Breen and Dr. Shrotriya have each entered into Board Service Agreements with the Company, effective as of January 13, 2021, which supplement the indemnification provisions of the Company’s bylaws and obligate the company to insure them both under the Company’s director and officer’s insurance policy.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: January 19, 2021	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer